Exhibit 99.1

Kforce Reports Record Quarterly Revenue of $264.5 Million

•	Flex Revenue of $246.3 Million, up 5.7% Year over Year

•	Net Income of $7.2 Million, EPS of $0.18

•	Sold Scientific Unit and Pursuing Strategic Alternatives for Nursing

TAMPA, Fla., April 29, 2008 (PRIME NEWSWIRE) — Kforce Inc. (Nasdaq:KFRC), a provider of professional and technical specialty staffing services and solutions, today announced results for the first quarter of 2008. Revenues for the quarter ended March 31, 2008 were an all time high of $264.5 million compared to $252.3 million for the quarter ended March 31, 2007, an increase of 4.8%, and compared to $262.6 for the quarter ended December 31, 2007, an increase of 0.7%. Net income for the quarter ended March 31, 2008 was $7.2 million, or $0.18 per share, compared to $8.8 million for the quarter ended March 31, 2007, or $0.21 per share, representing a year over year decline in net income and earnings per share of 18.4% and 14.3%, respectively. Net income for the quarter ended December 31, 2007 was $10.0 million, or $0.24 per share.

“The first quarter ended March 31, 2008 was a solid one for the Firm in which we achieved record revenue of $264.5 million and also achieved EPS of $0.18 during a period where there were growing concerns about the macroeconomic environment,” said David L. Dunkel, Chairman and CEO. Mr. Dunkel continued, “As the quarter unfolded, our clients became increasingly cautious, which dampened the normal post year-end acceleration. We are making adjustments to position Kforce for continued strong performance in the future as the economy improves. We believe our diversified revenue stream and demand environment for professional staffing and government solutions that is underpinned by solid secular trends, have positioned Kforce well for the future.”

William L. Sanders, President, said, “Our vision is to be the Firm most respected by those we serve. A key aspect of our vision is building a Firm that delivers sustainable and consistent revenue and earnings performance. We are extremely pleased that our quarterly revenues have now increased sequentially for nine straight quarters.”

Mr. Sanders continued, “We are pleased with the year over year flex revenue performance of Technology (“Tech”), our largest operating segment, as well as our Health and Life Sciences (“HLS”) and Government Solutions (“GS”) segments, which achieved growth of 3.2%, 17.5% and 26.8%, respectively. We are also pleased with the flex revenue growth demonstrated by our Finance and Accounting (“FA”) segment, which increased 3.1% sequentially.”

Mr. Sanders noted additional operational highlights for the first quarter included:

•	Revenue per billing day of $4.2 million in Q1 ‘08 improved 4.8% from $4.0 million in Q1 ‘07,

•	Sequential revenue changes by segment for Q1 ‘08 were as follows: 2.7% decline for Tech; 4.5% increase for HLS; 2.1% increase for FA and 10.0% increase for GS,

•	Flex revenue of $246.3 million increased 5.7% from $233.1 million in Q1 ‘07, and

•	Search revenue of $18.2 million was essentially flat over Q4 ‘07.

Continued Mr. Sanders, “The Firm has concluded a review of the services we offer clients. The outcome was the sale of our Scientific unit today. In addition, we are evaluating strategic alternatives for our Nursing unit.”

Joe Liberatore, Chief Financial Officer said, “We are pleased to report earnings results for Q1 ‘08 that were in line with the guidance provided in our 2007 year-end press release despite coming in slightly below our revenue guidance for the quarter. We believe the earnings results were driven by the efforts of the Firm in recent years to enhance the operating leverage as well as the extensive experience senior management has managing operations through different economic scenarios. Additionally, the Firm repurchased 1.5 million shares of common stock during Q1 ‘08 at a total cost of $13.0 million.”

Financial highlights for the first quarter included:

•	Cash flow from operations for Q1 ‘08 of $14.2 million compared to $9.4 million for Q1 ‘07, an increase of 51.0%,

•	Total Firm bill rate for Q1 ‘08 of $56.07 compared to $52.75 for Q1 ‘07, an increase of 6.3%,

•	Including the aforementioned stock repurchases, the Firm’s outstanding borrowings under the Credit Facility at the end of Q1 ‘08 were $53.0 million compared to $50.3 million at the end of 2007.

Mr. Liberatore continued, “Looking forward to the second quarter, we expect revenue may be in the $250 million to $256 million range. We have excluded revenues from our Scientific business, which was sold today. We have also excluded Nursing revenues from the guidance as we evaluate strategic alternatives; however, no decision has been made as to the ultimate outcome of our Nursing business. The midpoint of revenue guidance assumes flat sequential search revenue and flat sequential flex revenue per billing day. Total Firm earnings per share may be between 18 and 22 cents. The first quarter of 2008 had 63 billing days versus 64 billing days in the second quarter of 2008.”

On Wednesday, April 30, 2008, Kforce will host a conference call to discuss these results. The call will begin at 8:30 a.m. Eastern Time. The dial-in number is 888-609-5693. The replay of the call will be available from 10:30 a.m. Eastern Time Wednesday, April 30, 2008 to May 21, 2008, by dialing 888-203-1112, passcode 8124851.

This call is being webcast by CCBN and can be accessed at Kforce’s web site at www.kforce.com (select “Investor Relations”). The webcast replay will be available until May 21, 2008.

About Kforce

Kforce (Nasdaq:KFRC) is a professional staffing firm providing flexible and permanent staffing solutions for commercial and governmental organizations in the skill areas of technology, finance & accounting, and health and life sciences. Backed by over 2,000 staffing specialists, Kforce operates with 67 offices in 41 markets in North America and two in the Philippines. For more information, please visit our Web site at www.kforce.com.

The Kforce Inc. logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=3749

About Kforce Government Solutions

Kforce Government Solutions provides innovative technology and finance and accounting solutions to federal government clients. For more information, visit www.kforcegov.com.

Certain of the above statements contained in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Factors that could cause actual results to differ materially include the following: business conditions and growth in the staffing industry and general economy; competitive factors, risks due to shifts in the market demand, including, without limitation, shifts in demand for our Kforce Government Solutions, Health and Life Sciences, Finance and Accounting and Technology groups, as well as the market for search and flexible staffing assignments; changes in the service mix; ability of the Firm to complete acquisitions; and the risk factors listed from time to time in the Firm’s reports filed with the Securities and Exchange Commission, as well as assumptions regarding the foregoing. In particular, there can be no assurance that the above estimates of revenue and earnings per share will be achieved. The words “should,” “believe,” “estimate,” “expect,” “intend,” “anticipate,” “foresee,” “plan” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. The Firm undertakes no obligation to publicly update or revise any forward-looking statements. As a result, such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.

Kforce Inc.

Summary of Operations

(In Thousands, Except Per Share Amounts)

(Unaudited)

	Quarter Ended
	March 31 2008	December 31 2007	March 31 2007
Revenue by Function:
Technology	$128,100	$131,664	$124,466
Finance & Accounting	57,582	56,392	61,531
Health & Life Sciences	60,729	58,116	52,041
Government Solutions	18,093	16,451	14,270

Total Revenue	264,504	262,623	252,308
Revenue by Time:
Perm	18,202	18,195	19,252
Flexible	246,302	244,428	233,056

Total Revenue	264,504	262,623	252,308
Costs of Services	174,266	169,116	163,867

Gross Profit	90,238	93,507	88,441
GP%	34.1%	35.6%	35.1%
Flex GP%	29.2%	30.8%	29.7%
Selling, General & Administrative	73,550	72,452	68,921
Depreciation & Amortization	3,952	3,687	3,460

Income from Operations	12,736	17,368	16,060
Other Expense	936	1,191	1,524

Income Before Income Taxes	11,800	16,177	14,536
Income Tax Expense	4,622	6,206	5,741

Net Income	$7,178	$9,971	$8,795

Earnings Per Share - Diluted	$0.18	$0.24	$0.21
EBITDA Per Share	$0.45	$0.52	$0.48
Shares Outstanding - Diluted	40,900	42,209	42,182
EBITDA	$18,540	$21,980	$20,345
Selected Cash Flow Information:
Bad Debt Expense	$1,046	$72	$699
Capital Expenditures	$2,820	$3,533	$3,579
Selected Balance Sheet Information:
Cash and Cash Equivalents	$834	$1,083	$566
Accounts Receivable, less allowances	$163,715	$166,777	$150,645
Total Assets	$473,040	$476,136	$457,208
Bank Debt	$53,000	$50,330	$80,515
Other Current Liabilities	$84,009	$85,566	$82,275
Other Long-Term Liabilities	$27,416	$27,772	$21,911
Total Stockholders’ Equity	$308,615	$312,468	$272,507
Other Information:
Equity-Based Compensation Expense, net	$1,058	$426	$733
Billing Days	63	61	63

Kforce Inc.

Key Statistics

(Unaudited)

	Q1 2008	Q4 2007	Q1 2007
Total Firm
Flex Revenue (000’s)	$246,302	$244,428	$233,056
Revenue per billing day (000’s)	$3,910	$4,007	$3,699
Sequential Flex Revenue Change	0.8%	1.1%	3.1%
Hours (000’s)	4,290	4,277	4,323
Flex GP %	29.2%	30.8%	29.7%
Search Revenue (000’s)	$18,202	$18,195	$19,252
Placements	1,365	1,379	1,431
Average Fee	$13,331	$13,193	$13,457
Billing days	63	61	63
Technology
Flex Revenue (000’s)	$120,731	$124,897	$116,931
Revenue per billing day (000’s)	$1,916	$2,047	$1,856
Sequential Flex Revenue Change	-3.3%	0.4%	2.4%
Hours (000’s)	1,855	1,881	1,784
Flex GP %	26.7%	28.0%	27.9%
Search Revenue (000’s)	$7,369	$6,767	$7,535
Placements	477	468	501
Average Fee	$15,438	$14,463	$15,059
Finance & Accounting
Flex Revenue (000’s)	$47,591	$46,163	$50,881
Revenue per billing day (000’s)	$756	$757	$808
Sequential Flex Revenue Change	3.1%	2.4%	0.3%
Hours (000’s)	1,308	1,277	1,431
Flex GP %	32.4%	33.8%	32.1%
Search Revenue (000’s)	$9,991	$10,229	$10,650
Placements	806	797	839
Average Fee	$12,390	$12,825	$12,692
Health & Life Sciences
Flex Revenue (000’s)	$59,887	$56,917	$50,974
Revenue per billing day (000’s)	$951	$933	$809
Sequential Flex Revenue Change	5.2%	0.9%	6.5%
Hours (000’s)	940	947	944
Flex GP %	29.8%	32.7%	28.9%
Search Revenue (000’s)	$842	$1,199	$1,067
Placements	82	114	91
Average Fee	$10,306	$10,544	$11,713
Government Solutions
Flex Revenue (000’s)	$18,093	$16,451	$14,270
Revenue per billing day (000’s)	$287	$270	$226
Sequential Flex Revenue Change	10.0%	4.0%	6.7%
Hours (000’s)	187	172	164
Flex GP %	35.9%	37.4%	38.0%

Kforce Inc.

Key Statistics - Health & Life Sciences

(Unaudited)

	Q1 2008	Q4 2007	Q1 2007
Clinical Research
Flex Revenue (000’s)	$28,636	$24,676	$21,694
Revenue per billing day (000’s)	$454	$404	$344
Sequential Flex Revenue Change	16.0%	-1.0%	11.8%
Hours (000’s)	316	277	288
Flex GP %	28.4%	31.7%	25.9%
Search Revenue (000’s)	$209	$439	$387
Placements	12	27	20
Average Fee	$17,247	$16,143	$19,340
Health Information Management
Flex Revenue (000’s)	$16,931	$17,114	$13,418
Revenue per billing day (000’s)	$269	$281	$213
Sequential Flex Revenue Change	-1.1%	4.0%	14.7%
Hours (000’s)	201	224	200
Flex GP %	34.8%	36.9%	34.9%
Search Revenue (000’s)	$182	$219	$137
Placements	13	16	10
Average Fee	$14,029	$13,683	$13,694
Healthcare-Nursing
Flex Revenue (000’s)	$7,917	$8,120	$9,178
Revenue per billing day (000’s)	$126	$133	$146
Sequential Flex Revenue Change	-2.5%	0.6%	1.8%
Hours (000’s)	192	197	222
Flex GP %	26.3%	29.0%	28.1%
Search Revenue (000’s)	$31	$14	$8
Placements	5	3	2
Average Fee	$6,164	$4,834	$3,876
Scientific
Flex Revenue (000’s)	$6,403	$7,007	$6,684
Revenue per billing day (000’s)	$102	$115	$106
Sequential Flex Revenue Change	-8.6%	0.6%	-13.8%
Hours (000’s)	231	249	234
Flex GP %	27.5%	30.0%	28.1%
Search Revenue (000’s)	$420	$527	$535
Placements	52	68	59
Average Fee	$8,142	$7,799	$9,061

Kforce Inc.

Selected Financial Information

(In Thousands, Except Per Share Amounts)

(Unaudited)

Pro Forma Revenue and Flex GP

	Total Revenue	Flex GP	Flex GP %
Q1 2008 - Actual	$264,504	$72,036	29.2%
Less: Nursing and Scientific	14,771	3,843	0.2%

Q1 2008 - Pro Forma	$249,733	$68,193	29.4%

Q2 2008 Pro Forma Guidance:
Low End	$250,000	$69,500	29.9%
High End	$256,000	$70,800	29.9%

The “Pro Forma” financial information provided above for our first quarter ended March 31, 2008, a non-GAAP financial measure, excludes the results of our Scientific business, which was sold today. It also excludes the results of our Nursing business as we evaluate strategic alternatives; however, no decision has been made as to the ultimate outcome of our Nursing business. Pursuant to Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets,” discontinued operations treatment for these businesses was not required based on an evaluation of the facts and circumstances that existed as of March 31, 2008.

The guidance provided by management to our shareholders for Q2 2008 also excludes the results for these businesses. Management has elected to provide the pro forma financial information for Q1 2008, as presented above, solely so that our shareholders can more clearly understand our guidance. Management does not anticipate providing this non-GAAP financial measure in the future. This measure should not be considered in isolation or as an alternative to the financial statement information presented in the consolidated financial statements as indicators of financial performance or liquidity. This measure is not determined in accordance with generally accepted accounting principles.

EBITDA

	Q1 2008		Q4 2007		Q1 2007
	$	Per share	$	Per share	$	Per share
EBITDA	$18,540	$0.45	$21,980	$0.52	$20,345	$0.48
Depreciation & Amortization	(3,952)	$(0.10)	(3,687)	$(0.09)	(3,460)	$(0.08)
Amortization of Stock Options & SARS	(832)	$(0.02)	(611)	$(0.01)	(552)	$(0.01)
Amortization of Restricted Stock & PARS	(908)	$(0.02)	(303)	$(0.01)	(270)	$(0.01)
Interest Expense and Other	(1,048)	$(0.02)	(1,202)	$(0.03)	(1,527)	$(0.03)
Income Tax Expense	(4,622)	$(0.11)	(6,206)	$(0.14)	(5,741)	$(0.14)

Net Income	$7,178	$0.18	$9,971	$0.24	$8,795	$0.21

Outstanding Shares - Diluted	40,900		42,209		42,182

EBITDA, a non-GAAP financial measure, is defined as earnings before interest, income taxes, depreciation and amortization, including amortization of stock-based compensation. EBITDA should not be considered a measure of financial performance under generally accepted accounting principles. Items excluded from EBITDA are significant components in understanding and assessing financial performance.

Net Income before Equity-Based Compensation Expense

	Q1 2008		Q4 2007		Q1 2007
	$	Per share	$	Per share	$	Per share
Net Income	$7,178	$0.18	$9,971	$0.24	$8,795	$0.21
Equity-Based Compensation Expense, net:
Alternative LTI Valuation Expense	—	—	(213)	0.00	390	0.01
Amortization of Stock Options & SARS	832	0.02	611	0.01	552	0.01
Amortization of Restricted Stock & PARS	908	0.02	303	0.01	270	0.01
Income Tax Expense	(682)	(0.02)	(275)	(0.01)	(479)	(0.01)

Equity-Based Compensation Expense, net	1,058	0.02	426	0.01	733	0.02

Net Income before Equity-Based Compensation Expense	$8,236	$0.20	$10,397	$0.25	$9,528	$0.23

Outstanding Shares - Diluted	40,900		42,209		42,182

“Net Income before Equity-Based Compensation Expense,” a non-GAAP financial measure, is defined as net income before compensation expense incurred in conjunction with awards accounted for under Statement of Financial Accounting Standards No. 123R “Share-Based Payment” (“SFAS 123R”). SFAS 123R requires Kforce to measure the cost of employee services received in exchange for an equity based award based on the grant-date fair value of the award (with limited exceptions). That cost is recognized over the period in which the employee is required to provide service in exchange for the award, which is usually the vesting period.

EBITDA and Net Income before Equity-Based Compensation Expense are key measures used by management to evaluate its operations and to provide useful information to investors. These measures should not be considered in isolation or as an alternative to net income, cash flows data or other financial statement information presented in the consolidated financial statements as indicators of financial performance or liquidity. These measurements are not determined in accordance with generally accepted accounting principles and are thus susceptible to varying calculations. The measures as presented may not be comparable to similarly titled measures of other companies.

CONTACT:	Kforce Inc.
Michael Blackman, Senior Vice President - Investor Relations
(813) 552-2927